UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Wilson Blvd.	Arlington,	VA	22209
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2026, CoStar Realty Information, Inc., a subsidiary of CoStar Group, Inc. (“CoStar” or the “Company”), entered into a second amendment (the “Amendment”) to its employment agreement with Andrew C. Florance, Founder and Chief Executive Officer (“CEO”) of the Company (the “Employment Agreement”). The Amendment, which became effective as of January 1, 2026, deletes Section 22 (Special Reimbursement) of the Employment Agreement, eliminating a legacy tax gross up entitlement related to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, which had been in Mr. Florance's employment agreement since April 1998.

In addition, also on January 7, 2026, the Company adopted an Executive Severance Plan (the “Severance Plan”), which, without duplicating any other severance protections, provides for the payment of customary severance benefits to certain of the Company’s executives, as identified by the administrator of the Severance Plan at the level of Vice President or above in the event of an involuntary termination of employment with the Company, subject to the executive satisfying certain conditions, including the delivery of a release of claims in favor of the Company.

Benefits under the Severance Plan for executive officers generally consist of the executive’s base salary multiplied by a specific severance multiplier, any earned but unpaid bonus, subsidized COBRA health care coverage, a pro-rated bonus (or full bonus if the termination occurs during a change in control protection period) for the year of termination multiplied by a specific severance multiplier, and a number of months of equity vesting acceleration (or full equity vesting acceleration if the termination occurs during a change in control protection period), subject to actual performance for performance awards.

The foregoing descriptions of the Amendment and the Severance Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and the Severance Plan, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On January 7, 2026, the Company issued a press release (the “Press Release”) providing the Company’s full year 2026 financial outlook and medium-term targets as well as long-term financial targets for its net investment in Homes.com. The Press Release also announced a new $1.5 billion share repurchase program and a new executive compensation program responding to stockholder feedback. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended,  or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amendment, dated January 6, 2026, to the Employment Agreement between CoStar Realty Information, Inc. and Andrew C. Florance
10.2	CoStar Group, Inc. Executive Severance Plan dated January 6, 2026
99.1	CoStar Group, Inc. Press Release dated January 7, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By: /s/ Christian M. Lown
Date:	January 7, 2026	Name: Christian M. Lown
Title: Chief Financial Officer